EXHIBIT 10.2

AMENDMENT NUMBER ONE
 CHANGE IN CONTROL AGREEMENT
WITH
BRUCE VANHORN

WHEREAS, Town Square Bank previously entered into a change in control agreement with Bruce VanHorn, President and Chief Executive Officer, effective as of March 18, 2017 (the "Agreement"); and

WHEREAS, the parties have determined that certain modifications are necessary and appropriate.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree to amend and restate Section 3(a)(1) of the Agreement to read in its entirety as follows:

"(1)	pay Executive, or in the event of Executive's subsequent death, Executive's beneficiary or beneficiaries or estate, as applicable, a cash severance amount equal to:

(i)	two (2) times Executive's base salary in effect as of the Date of Termination, and

(ii)
two (2) times the highest rate of bonus (including any retention payments) earned by Executive from the Bank in any one of the three calendar years immediately preceding the year in which the termination occurs, plus

(iii)	$90,000, and

(iv)	payable by lump sum within ten (10) business days of the Date of Termination."

In all other respects, the parties hereby ratify and affirm the terms and conditions of the Agreement.

[signature page to follow]

IN WITNESS WHEREOF, the parties have executed this amendment to the Agreement as of May 15, 2018.

TOWN SQUARE BANK

/s/ Thomas L. Burnette
Thomas L. Burnette
Chairman of the Board

EXECUTIVE

/s/ Bruce VanHorn
Bruce VanHorn
President and Chief Executive Officer